EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER FISCAL YEAR 2014

▪	Net sales of $482.4 million, down 2.1% sequentially and up 15.9% from net sales in the year ago quarter.

▪
On a non-GAAP basis: gross margins of 59.0%; operating income of $153.8 million; net income of $132.9 million; and EPS of 61 cents per diluted share. The First Call published estimate for non-GAAP diluted EPS was 60 cents.

▪
On a GAAP basis: gross margins of 58.6%; operating income of $116.9 million; net income of $105.4 million; and EPS of 48 cents per diluted share. There was no published First Call estimate for GAAP EPS.

▪	Record net sales of analog products of $108.9 million

CHANDLER, Arizona - January 30, 2014 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2013 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended December 31, 2013
	GAAP[1]	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$482.4		$482.4
Gross Margin	$282.7	58.6%	$284.6	59.0%
Operating Income	$116.9	24.2%	$153.8	31.9%
Other Expense (including Gains/Losses on Equity Method Investments)	$4.3		$4.5
Income Tax Expense	$7.2		$16.4
Net Income	$105.4	21.9%	$132.9	27.5%
Earnings per Diluted Share	48 cents		61 cents

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.

Consolidated net sales for the third quarter of fiscal 2014 were $482.4 million, down 2.1% sequentially from net sales of $492.7 million in the immediately preceding quarter, and up 15.9% from net sales of $416.0 million in the prior year’s third fiscal quarter. Consolidated GAAP net income for the third quarter of fiscal 2014 was $105.4 million, or 48 cents per diluted share, up from a GAAP net income of $99.8 million, or 46 cents per diluted share, in the immediately preceding quarter, and up from GAAP net income of $10.2 million, or 5 cents per diluted share, in the prior year’s third fiscal quarter.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

Consolidated non-GAAP net income for the third quarter of fiscal 2014 was $132.9 million, or 61 cents per diluted share, down 2.6% from non-GAAP net income of $136.4 million, or 63 cents per diluted share, in the immediately preceding quarter, and up 57.2% from non-GAAP net income of $84.5 million, or 41 cents per diluted share, in the prior year’s third fiscal quarter. For the third quarters of fiscal 2014 and fiscal 2013, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), non-cash interest expense on our convertible debentures, a gain recognized on a strategic investment in a company we acquired during the third quarter of fiscal 2014, and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.5 cents per share. The quarterly dividend is payable on March 7, 2014 to stockholders of record on February 21, 2014.

“We were pleased with our execution and financial results in the December quarter. Looking at the December 2013 quarter compared to the year ago quarter, net sales were up 15.9% and reflected our continued market share gains in our strategic product lines,” said Steve Sanghi, President and CEO. “Our net sales and non-GAAP earnings per share exceeded the mid-point of our guidance given on December 3, 2013.”

Mr. Sanghi added, “We had two key announcements for our 32-bit products during the December quarter. The first was the introduction of our PIC32MZ family of products that have the highest computation performance of any microcontroller in their category as well as the best software efficiency. The second was the introduction of our MPLAB Harmony integrated software platform, which is the industry’s first software framework to integrate both internal and third party middleware, drivers, peripheral libraries and real time operating systems which simplifies and accelerates our customers’ development process. Both of these introductions have received broad industry accolades and customer acceptance which bodes well for Microchip’s future growth in this market.”

“Microcontroller net sales were up 17.8% in the December quarter compared to the year ago quarter,” said Ganesh Moorthy, Chief Operating Officer. “16-bit and 32-bit microcontroller net sales were up 27.9% and 29.5% respectively, in the December quarter compared to the year ago quarter. Our microcontroller results continue to outperform the industry and we are gaining significant market share.”

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

Rich Simoncic, Vice President, Analog and Interface Products Division said, “Our analog net sales grew 0.4% sequentially in the December quarter, the 9th consecutive quarter of sequential growth, achieving a new record, and continues to perform exceptionally well. Analog net sales were up 16.7% in the third quarter from the year ago quarter. Analog net sales represented 22.6% of Microchip’s overall net sales in the December quarter. Our franchise continues to be one of the highest performers in the industry.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “We had strong free cash flow generation in the December quarter of $110.3 million prior to our dividend payment. The dividend that we announced today marks the 40th occasion that we have increased our dividend payment, and cumulative dividends paid are over $2.1 billion."

Mr. Sanghi concluded, “We entered the March quarter with a stronger backlog position than we had entering the December quarter. The March quarter is adversely impacted by the Chinese New Year in Asia but is typically quite strong in Europe. Taking the global economic picture and these factors into consideration we expect Microchip’s total net sales in the March quarter to be flat to up 3% sequentially.”

Microchip’s Recent Highlights:

•
Microchip took its 32-bit MCU portfolio to new heights with the new 24-member PIC32MZ family, featuring class-leading performance of 330 DMIPS and 3.28 CoreMarks™/MHz. It also has code density that is 30% better than the competition and a high level of integrated memory and peripherals, including a hardware crypto engine. Already, the PIC32MZ has won two prestigious industry awards-EDN Magazine’s Hot 100 and Embedded Computing Design’s Editor’s Choice.

•
The Company also introduced MPLAB Harmony to help developers greatly simplify their PIC32 MCU code development process by reducing common integration bugs, thus accelerating time to market. Harmony is the industry’s first embedded firmware development framework to integrate the licensing, resale and support of both Microchip and third-party middleware, drivers, libraries and real-time operating systems.

•
In the area of motor control and drivers, Microchip made two additions to its comprehensive product line. On the analog side, the MCP8024 three-phase BLDC motor gate driver with power module includes functions that power dsPIC® DSCs and PIC MCUs with capabilities to drive motors in a robust and highly efficient manner. On the digital side, Microchip’s latest dsPIC33 family of DSCs enables efficient dual motor control via a high level of advanced peripheral integration.

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

•
Microchip continued to expand its human-interface portfolio, with two new offerings. The MGC3130 Hillstar Development Kit provides designers with an easy, step-by-step approach to developing 3D gesturing systems using Microchip’s GestIC® Technology, including the MGC3130 and electrodes that meet their specific space requirements. The CAP12XX family of turnkey capacitive-touch controllers expands the RightTouch® product portfolio, enabling a wide variety of slider, button and proximity functionality.

•
GestIC Technology and the MGC3130-the world’s first e-field-based 3D gesture controller-also continue to win awards from across the globe. In Asia, Microchip added awards from EDN China and EEPW. The latest U.S. award came from Electronic Products Magazine, and the MGC3130 earned the industry’s highest honor in Europe-a prestigious Elektra Award.

•
For Windows® 8 systems that need sensor fusion-such as tablets, laptops, ultrabooks and smart phones, which make use of the data from multiple sensors simultaneously-Microchip introduced a low-power, flexible and turnkey sensor hub. The SSC7102 makes implementing sensor fusion easy, provides a large selection of supported sensors, and is extremely efficient for longer battery life.

•
As part of the continuing effort to accelerate customer development using its vast portfolio of 8-bit PIC® microcontrollers, Microchip introduced the MPLAB® Code Configurator. This free plug-in for the MPLAB X IDE makes it easier and faster to develop firmware.

•
Microchip acquired EqcoLogic to add coaxial equalizer and transceiver products and technologies to its offerings for higher-speed automotive and industrial communications, such as MOST® and Ethernet networks. These networks need to reliably transmit data over longer distances using standard coaxial cables, and EqcoLogic’s solutions are tailor-made to address these needs for embedded applications.

•
Microchip made available for license, on a royalty-bearing basis, its proprietary MOST150 Data Link Layer Specification. By making the key technologies available for the lower layers of MOST150, other semiconductor companies now have the opportunity to develop, manufacture and supply chips with a MOST150 interface.

•
Finally, the Company grew its wireless portfolio with two RF Front End Modules for Bluetooth® connectivity and Wi-Fi® applications such as mobile devices, multi-channel access point/routers and set-top boxes.

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

Fourth Quarter Fiscal Year 2014 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$482.4 to $496.8 million		$482.4 to $496.8 million
Gross Margin[2]	58.55% to 58.75%	$2.2 million	59.0% to 59.2%
Operating Expenses[2]	33.45% to 33.85%	$32.1 to $33.0 million	26.8% to 27.2%
Other Expense	$7.8 million	$2.3 million	$5.5 million
Income Tax Expense	11.8% to 12.8%	$2.4 to $2.7 million	10.5% to 11.5%
Net Income	$97.1 to $104.0 million	$33.8 to $35.2 million	$130.9 to $139.2 million
Diluted Common Shares Outstanding[3]	Approximately 221.7 million shares	Approximately 0.6 million shares	Approximately 221.1 million shares
Earnings per Diluted Share	43 to 47 cents	Approximately 16 cents	59 to 63 cents

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 2 under the “Use of Non-GAAP Financial Measures” section of this release.

•
Microchip’s inventory days at March 31, 2014 are expected to be about 119 to 125 days. Our inventory position enables us to continue to service our customers with very short lead times while allowing us to control future capital expenditures. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2014 are expected to be approximately $30 million. Capital expenditures for all of fiscal year 2014 are anticipated to be approximately $115 million. We are continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

•	We expect net cash generation during the March quarter of approximately $135 million to $155 million prior to the dividend payment and our acquisition related activities.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, severance costs, earn-out adjustments and legal and

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures, gains on strategic investments, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, gains on strategic investments, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2014 quarter of $45 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012

Net sales	$482,372	$416,047	$1,437,833	$1,151,479
Cost of sales	199,652	215,619	599,676	552,059
Gross profit	282,720	200,428	838,157	599,420

Operating expenses:
Research and development	76,341	71,377	227,680	184,285
Selling, general and administrative	66,856	69,368	201,934	196,727
Amortization of acquired intangible assets	21,804	39,711	73,225	71,615
Special charges	801	2,559	2,491	24,953
	165,802	183,015	505,330	477,580

Operating income	116,918	17,413	332,827	121,840
Gains (losses) on equity method investments	150	(229)	(211)	(382)
Other expense, net	(4,480)	(7,492)	(18,486)	(18,783)

Income before income taxes	112,588	9,692	314,130	102,675
Income tax provision (benefit)	7,187	(481)	30,344	34,976

Net income	$105,401	$10,173	$283,786	$67,699

Basic net income per common share	$0.53	$0.05	$1.43	$0.35
Diluted net income per common share	$0.48	$0.05	$1.31	$0.33

Basic common shares outstanding	198,759	194,958	197,845	194,157
Diluted common shares outstanding	219,089	204,405	215,943	204,553

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2013	2013
	(Unaudited)
Cash and short-term investments	$1,307,402	$1,578,597
Accounts receivable, net	224,273	229,955
Inventories	274,629	242,334
Other current assets	162,724	185,484
Total current assets	1,969,028	2,236,370

Property, plant & equipment, net	520,565	514,544
Long-term investments	723,925	257,450
Other assets	789,590	843,041

Total assets	$4,003,108	$3,851,405

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$158,926	$202,659
Short-term borrowings	9,409	-
Deferred income on shipments to distributors	143,315	138,952
Total current liabilities	311,650	341,611

Long-term line of credit	300,000	620,000
Long-term borrowings, net	340,444	-
Convertible debentures	369,618	363,385
Long-term income tax payable	179,246	182,723
Deferred tax liability	388,620	388,250
Other long-term liabilities	38,422	21,966

Stockholders’ equity	2,075,108	1,933,470

Total liabilities and stockholders’ equity	$4,003,108	$3,851,405

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Net sales, as reported	$482,372	$416,047	$1,437,833	$1,151,479
Distributor revenue recognition adjustment	-	-	-	24,748
Non-GAAP net sales	$482,372	$416,047	$1,437,833	$1,176,227

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Gross profit, as reported	$282,720	$200,428	$838,157	$599,420
Distributor revenue recognition adjustment	-	-	-	15,868
Share-based compensation expense	1,841	1,834	5,674	5,758
Acquisition-related acquired inventory valuation and other costs	42	30,808	42	54,958
Non-GAAP gross profit	$284,603	$233,070	$843,873	$676,004
Non-GAAP gross profit percentage	59.0%	56.0%	58.7%	57.5%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Research and development expenses, as reported	$76,341	$71,377	$227,680	$184,285
Share-based compensation expense	(6,141)	(6,172)	(18,762)	(16,562)
Acquisition-related costs	-	-	-	(17)
Non-GAAP research and development expenses	$70,200	$65,205	$208,918	$167,706
Non-GAAP research and development expenses as a percentage of net sales	14.6%	15.7%	14.5%	14.3%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Selling, general and administrative expenses, as reported	$66,856	$69,368	$201,934	$196,727
Share-based compensation expense	(5,737)	(6,114)	(16,939)	(22,339)
Acquisition-related costs	(503)	(1,035)	(1,774)	(6,054)
Non-GAAP selling, general and administrative expenses	$60,616	$62,219	$183,221	$168,334
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.6%	15.0%	12.7%	14.3%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Operating expenses, as reported	$165,802	$183,015	$505,330	$477,580
Share-based compensation expense	(11,878)	(12,286)	(35,701)	(38,901)
Acquisition-related costs	(503)	(1,035)	(1,774)	(6,071)
Amortization of acquired intangible assets	(21,804)	(39,711)	(73,225)	(71,615)
Special charges	(801)	(2,559)	(2,491)	(24,953)
Non-GAAP operating expenses	$130,816	$127,424	$392,139	$336,040
Non-GAAP operating expenses as a percentage of net sales	27.1%	30.6%	27.3%	28.6%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Operating income, as reported	$116,918	$17,413	$332,827	$121,840
Distributor revenue recognition adjustment	-	-	-	15,868
Share-based compensation expense	13,719	14,120	41,375	44,659
Acquisition-related acquired inventory valuation and other costs	545	31,843	1,816	61,029
Amortization of acquired intangible assets	21,804	39,711	73,225	71,615
Special charges	801	2,559	2,491	24,953
Non-GAAP operating income	$153,787	$105,646	$451,734	$339,964
Non-GAAP operating income as a percentage of net sales	31.9%	25.4%	31.4%	28.9%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Other expense, net, as reported	$(4,480)	$(7,492)	$(18,486)	$(18,783)
Convertible debt non-cash interest expense	2,286	2,089	6,682	6,106
Gain on shares of acquired company	(2,438)	-	(2,438)	-
Non-GAAP other expense, net	$(4,632)	$(5,403)	$(14,242)	$(12,677)
Non-GAAP other expense, net, as a percentage of net sales	-1.0%	-1.3%	-1.0%	-1.1%

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RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Income tax provision (benefit), as reported	$7,187	$(481)	$30,344	$34,976
Income tax rate, as reported	6.4%	-5.0%	9.7%	34.1%
Distributor revenue recognition adjustment	-	-	-	3,404
Share-based compensation expense	1,510	2,755	4,501	7,496
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	392	7,416	1,172	12,803
Special charges	300	1,367	933	12,843
Convertible debt non-cash interest expense	856	784	2,502	2,291
Non-recurring tax events	6,172	3,645	8,167	(26,071)
Non-GAAP income tax provision	$16,417	$15,486	$47,619	$47,742
Non-GAAP income tax rate	11.0%	15.5%	10.9%	14.6%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,

	2013	2012	2013	2012
Net income, as reported	$105,401	$10,173	$283,786	$67,699
Distributor revenue recognition adjustment, net of tax effect	-	-	-	12,464
Share-based compensation expense, net of tax effect	12,209	11,365	36,874	37,163
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	21,957	64,138	73,869	119,841
Special charges, net of tax effect	501	1,192	1,558	12,110
Gain on shares of acquired company	(2,438)	-	(2,438)	-
Convertible debt non-cash interest expense, net of tax effect	1,430	1,305	4,180	3,815
Non-recurring tax events	(6,172)	(3,645)	(8,167)	26,071
Non-GAAP net income	$132,888	$84,528	$389,662	$279,163
Non-GAAP net income as a percentage of net sales	27.5%	20.3%	27.1%	23.7%

Diluted net income per share, as reported	$0.48	$0.05	$1.31	$0.33
Non-GAAP diluted net income per share	$0.61	$0.41	$1.81	$1.37
Diluted common shares outstanding, as reported	219,089	204,405	215,943	204,553
Diluted common shares outstanding Non-GAAP	218,371	204,123	215,251	204,231

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

Microchip will host a conference call today, January 30, 2014 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 6, 2014.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) January 30, 2014 and will remain available until 5:00 p.m. (Eastern Time) on February 6, 2014. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3532700.

Cautionary Statement:

The statements in this release relating to our continued market share gains in strategic product lines, 32-bit product introductions boding well for our future growth, our microcontroller results continuing to outperform the industry, gaining significant microcontroller market share, our analog products continuing to perform exceptionally well, our analog franchise continuing to be one of the highest performers in the industry, adverse impact of Chinese New Year and typically strong conditions in Europe, the global economic picture and factors, expecting net sales in the March quarter to be flat to up 3% sequentially, our fourth quarter fiscal 2014 guidance (GAAP and Non-GAAP as applicable) including net sales, gross margin, operating expenses, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, ability to continue to service our customers with very short lead times while allowing us to control capital expenditures, capital expenditures for the March 2014 quarter and for fiscal 2014, selectively investing to support the expected growth of our new products and technologies, net cash generation and assumed average stock price in the March 2014 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to U.S. budgetary, debt ceiling or other issues, any unexpected fluctuations or weakness in the U.S. or global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to continue to realize the expected benefits of our acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient

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Microchip Technology Reports
Third Quarter Fiscal 2014
Financial Results

supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the March 2014 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this January 30, 2014 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, GestIC, RightTouch, PIC, MPLAB, dsPIC, and MOST are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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